Exhibit 1.1

PROLOGIS EURO FINANCE LLC, as Issuer

PROLOGIS, L.P., as Parent Guarantor

€300,000,000 Floating Rate Notes due 2024

€500,000,000 1.000% Notes due 2029

€750,000,000 1.500% Notes due 2034

Underwriting Agreement

dated January 31, 2022

Citigroup Global Markets Limited

Goldman Sachs & Co. LLC

ING Bank N.V.

J.P. Morgan Securities plc

Prologis Euro Finance LLC

Prologis, L.P.

Underwriting Agreement

January 31, 2022

Citigroup Global Markets Limited

GOLDMAN SACHS & CO. LLC

ING BANK N.V.

J.P. MORGAN SECURITIES PLC

And the several other Underwriters named in Schedule A hereto

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o ING Bank N.V.

Foppingadreef 7

1102 BD Amsterdam

The Netherlands

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London, E14 5JP

United Kingdom

Ladies and Gentlemen:

Introductory. Prologis Euro Finance LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), acting severally and not jointly, the respective amounts set forth in Schedule A hereto of €300,000,000 aggregate principal amount of the Issuer’s Floating Rate Notes due 2024 (the “Floating Rate Notes”), €500,000,000 aggregate principal amount of the Issuer’s 1.000% Notes due 2029 (the “2029 Notes”) and €750,000,000 aggregate principal amount of the Issuer’s 1.500% Notes due 2034 (the “2034 Notes” and, together with the Floating Rate Notes and the 2029 Notes, the “Debt Securities”). Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, ING Bank N.V. and J.P. Morgan Securities plc have agreed to act as lead managers of the several Underwriters (in such capacity, the “Lead Managers”) in connection with the offering and sale of the Securities (as defined below).

The Securities will be issued pursuant to an indenture, dated as of August 1, 2018 (as defined below) (the “Base Indenture”), among the Issuer, Prologis, L.P., a Delaware limited partnership, as the parent guarantor (the “Parent Guarantor” and, together with the Issuer, the “Transaction Parties”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 1, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Parent Guarantor, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”), providing for the issuance of debt securities in one or more series, all of which will be entitled to the benefit of the Guarantees referred to below. The Securities will be issued in book-entry form and registered in the name of a common depositary or its nominee on behalf of Clearstream Banking, S.A., (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Pursuant to the Indenture, the Parent Guarantor has agreed to irrevocably and unconditionally guarantee on a senior basis (the “Guarantees” and, together with the Debt Securities, the “Securities”), to each holder of Debt Securities, (i) the full and prompt payment of the principal of and any premium, if any, on any Debt Securities when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise and (ii) the full and prompt payment of any interest on any Debt Securities when and as the same shall become due and payable.

Prologis, Inc., a Maryland corporation and the parent company of the Parent Guarantor and the Issuer (“Prologis”), and the Parent Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-237366), including any amendments thereto, which contains a base prospectus, dated March 24, 2020 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Issuer, including the Debt Securities, debt securities and guarantees of the Parent Guarantor, including the Guarantees, and other securities and guarantees of Prologis, Prologis Sterling Finance LLC and Prologis Yen Finance LLC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including the documents incorporated by reference therein and any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. The term “Preliminary Prospectus” shall mean the most recent preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is distributed to investors prior to the Initial Sale Time (as defined below) and filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:30 p.m. (New York City time) on January 31, 2022 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, after the Initial Sale Time.

Each Transaction Party hereby confirms its agreements with the several Underwriters as follows:

Section 1. Representations and Warranties. Each of the Transaction Parties, jointly and severally, hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a)               Compliance with Registration Requirements. The Transaction Parties and Prologis meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of any Transaction Party, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of Prologis’ and the Parent Guarantor’s most recent jointly-filed Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and, at the Closing Date (and with regards to the Preliminary Prospectus, as of its date), neither the Preliminary Prospectus nor the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to any Transaction Party in writing by any Underwriter through the Lead Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof (the “Underwriter Information”).

Each preliminary prospectus and prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)               Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other Issuer Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, (i) the Disclosure Package did not, and (ii) each Issuer Free Writing Prospectus listed in Annex II hereof, taken together with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

(c)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               Prologis and the Parent Guarantor are each a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Parent Guarantor or the Issuer or any person acting on either the Parent Guarantor’s or the Issuer’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the date hereof (the “Execution Time”), each of Prologis and the Parent Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that initially became effective within three years of the Execution Time; none of the Transaction Parties or Prologis has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; and neither the Parent Guarantor nor the Issuer has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(e)               The Parent Guarantor and the Issuer are not Ineligible Issuers. (i) At the earliest time after the filing of the Registration Statement when a bona fide offer (as used in Rule 164(h)(2) of the Securities Act Regulations) of the Securities is first made by the Parent Guarantor, the Issuer or any other offering participant, and (ii) as of the Execution Time, neither the Parent Guarantor nor the Issuer was or is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(f)               Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which any of the Transaction Parties notified or notifies the Lead Managers, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(g)               Distribution of Offering Material by the Transaction Parties. None of the Transaction Parties has distributed, or will distribute, prior to the later of the Closing Date, and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Lead Managers and identified in Annex I and Annex II hereto.

(h)               The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Transaction Party.

(i)                 [Reserved].

(j)                 The Paying Agency Agreement. The Paying Agency Agreement, dated as of the Closing Date (the “Paying Agency Agreement”), among the Issuer, the Parent Guarantor, the Trustee and the Paying Agent has duly authorized, executed and delivered by each of the Parent Guarantor and the Issuer and constitutes a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against each of the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)               Authorization of the Base Indenture and Certain Supplemental Indentures. Each of the Base Indenture and the First Supplemental Indenture have been duly authorized and, at the Closing Date will have been duly executed and delivered by each of the Parent Guarantor and the Issuer and will constitute a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against each of the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l)                 Authorization of the Debt Securities. The Debt Securities to be purchased by the Underwriters from the Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(m)             Authorization of the Guarantees. The Guarantees are in the form contemplated by the Indenture and have been duly authorized for issuance by the Parent Guarantor pursuant to this Agreement and the Indenture, and when the Debt Securities are executed and authenticated in accordance with the provisions of the Indenture and the Guarantees are executed and delivered in accordance with the provisions of the Indenture, the Guarantees will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(n)               Description of the Securities, the Indenture and the Paying Agency Agreement. The Securities, the Indenture and the Paying Agency Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(o)               No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development involving Prologis, the Transaction Parties or the subsidiaries of the Parent Guarantor that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Parties and the subsidiaries of the Parent Guarantor, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Parties and the subsidiaries of the Parent Guarantor, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the common stock or shares or preferred stock or shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by any Transaction Party or, except for dividends paid to any Transaction Party or subsidiaries of the Parent Guarantor, any subsidiaries of the Parent Guarantor on any class of capital stock or shares or repurchase or redemption by any Transaction Party or any of the subsidiaries of the Parent Guarantor of any class of capital stock or shares.

(p)               Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the audited financial statements of (1) the Parent Guarantor and its consolidated subsidiaries and (2) Prologis and its consolidated subsidiaries, in each case as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020, 2019 and 2018, all incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002, as amended.

(q)               Preparation of the Financial Statements. The audited consolidated financial statements for the fiscal years ended December 31, 2020, 2019 and 2018 of the Parent Guarantor and Prologis, together with the related notes thereto and related schedules incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, present fairly the consolidated financial position of the Parent Guarantor, or the consolidated financial position of Prologis, as applicable, as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. Such financial statements and related schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States and applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary financial information included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.

(r)                [Reserved].

(s)               Incorporation and Good Standing of the Parent Guarantor. The Parent Guarantor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under each of this Agreement, the Guarantees and the Indenture. The Parent Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Prologis is the sole general partner of the Parent Guarantor and owns the percentage interest in the Issuer as set forth or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(t)                 Organization and Good Standing of the Issuer. The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Debt Securities. The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Prologis, a Maryland real estate investment trust is the sole member of the Issuer and owns all of the issued and outstanding membership interests of the Issuer (the “Interests”).

(u)               Incorporation and Good Standing of Significant Subsidiaries. Each subsidiary and joint venture of the Parent Guarantor listed on Schedule B hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, partnership, limited liability company or other entity, as the case may be, and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership, limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors’ qualifying shares) non-assessable; and all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Parent Guarantor, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Parent Guarantor or one of its wholly owned subsidiaries.

(v)               Capital Stock Matters. All of the issued and outstanding shares of capital stock of Prologis have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.

(w)             Capitalization. The Parent Guarantor has an authorized capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of common stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Disclosure Package and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the previous or currently existing option and other similar officer, director, trustee or employee benefit plans of any Transaction Party or any of the subsidiaries of the Parent Guarantor; and there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which Prologis or any of the Transaction Parties is a party, or by which any of them is bound, granting to any person the right to require Prologis or any Transaction Party to file a registration statement under the Securities Act with respect to any securities of such Transaction Party or requiring any Transaction Party to include such securities with the Securities registered pursuant to any registration statement, except as set forth in the Disclosure Package and the Prospectus.

(x)               Partnership Units of the Parent Guarantor and Membership Interests of the Issuer. All of the issued and outstanding partnership units of the Parent Guarantor (the “Units”) have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus. The Units owned by Prologis are owned directly by Prologis, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Interests have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus. All of the Interests are indirectly owned by the Parent Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(y)               Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Transaction Parties or any of the subsidiaries of the Parent Guarantor is in violation of its charter or by-laws or other similar constitutive documents, except, in the case of subsidiaries of the Parent Guarantor (other than the Issuer), for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. None of Prologis, any Transaction Party or any subsidiary of the Parent Guarantor is in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Prologis, any Transaction Party or any subsidiary of the Parent Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of Prologis, any Transaction Party or any subsidiary of the Parent Guarantor is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Transaction Parties’ execution, delivery and performance of this Agreement, the Parent Guarantor’s and the Issuer’s execution, delivery and performance of the Indenture and the Paying Agency Agreement, and the respective execution, issuance and delivery of the Debt Securities and the Guarantees, the consummation of the transactions contemplated hereby, by the Indenture and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate or other action, as the case may be, and will not result in any violation of the provisions of the charter or by-laws or other similar constitutive documents of any Transaction Party or any subsidiary of the Parent Guarantor, except, in the case of subsidiaries of the Parent Guarantor that are not Significant Subsidiaries (other than the Issuer), for such violations as would not, individually or in the aggregate, materially adversely affect the Transaction Parties’ ability to consummate the transactions contemplated by this Agreement or the Indenture, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Transaction Party or any subsidiary of the Parent Guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Transaction Parties’ ability to consummate the transactions contemplated by this Agreement or the Indenture and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any Transaction Party or any subsidiary of the Parent Guarantor, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Transaction Parties’ ability to consummate the transactions contemplated by this Agreement or the Indenture. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Transaction Parties’ execution, delivery and performance of this Agreement, the Parent Guarantor’s or the Issuer’s execution, delivery and performance of the Indenture or the Paying Agency Agreement, or the execution, issuance and delivery of the Debt Securities or the Guarantees or the consummation of the transactions contemplated hereby or thereby and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Transaction Parties and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) or the failure of which to obtain would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture.

(z)               No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best knowledge of any Transaction Party, threatened (i) against or affecting any Transaction Party or any subsidiary of the Parent Guarantor, (ii) which has as the subject thereof any officer, director of, or property owned or leased by, any Transaction Party or any subsidiary of the Parent Guarantor or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such party and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture.

(aa)            Labor Matters. No material labor dispute with the employees of any Transaction Party or any subsidiary of the Parent Guarantor exists or, to the best knowledge of any Transaction Party, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

(bb)           Intellectual Property Rights. The Transaction Parties and the subsidiaries of the Parent Guarantor own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. No Transaction Party or subsidiary of the Parent Guarantor has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. No Transaction Party is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, and that are not described in all material respects in such documents. No technology employed by any Transaction Party has been obtained or is being used by any Transaction Party in violation of any contractual obligation binding on any Transaction Party or, to the knowledge of any Transaction Party, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(cc)            All Necessary Permits, etc. The Transaction Parties and subsidiaries of the Parent Guarantor possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such certificates, authorizations, permits, licenses, approvals, consents and other authorizations as would not, individually or in the aggregate, result in a Material Adverse Change, and no Transaction Party or subsidiary of the Parent Guarantor has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(dd)           Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Transaction Parties and subsidiaries of the Parent Guarantor have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) hereof (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such parties. The real property, improvements, equipment and personal property held under lease by any Transaction Party or any subsidiary of the Parent Guarantor are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such party.

(ee)            Tax Law Compliance. The Transaction Parties and the subsidiaries of the Parent Guarantor have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Each of Prologis and the Parent Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(q) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of any Transaction Party or any subsidiary of the Parent Guarantor has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, Prologis has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Internal Revenue Code”) and Prologis’ present and contemplated organizational ownership, method of operation, assets and income are such that Prologis will continue to meet such requirements.

(ff)              Neither the Parent Guarantor nor the Issuer is an “Investment Company.” Neither the Parent Guarantor nor the Issuer is, and after receipt of payment for the Debt Securities and the application of the proceeds as described in the Disclosure Package and the Prospectus under “Use of Proceeds” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)           Insurance. The Transaction Parties and the subsidiaries of the Parent Guarantor, taken as a whole, carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. No Transaction Party has any reason to believe that it or any of the subsidiaries of the Parent Guarantor will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(hh)           No Price Stabilization or Manipulation. The Issuer has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Debt Securities.

(ii)              Foreign Corrupt Practices. None of the Transaction Parties, Prologis, or any of their respective subsidiaries or, to the knowledge of any Transaction Party, any director, officer, agent, employee or affiliate of any Transaction Party, Prologis or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the Bribery Act 2010 of the United Kingdom; and the Transaction Parties, Prologis, any of their respective subsidiaries and, to the knowledge of any Transaction Party, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)              Money Laundering. The operations of the Transaction Parties, Prologis and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Transaction Party, Prologis or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any Transaction Party, threatened.

(kk)           OFAC. None of the Transaction Parties, Prologis or any of their respective subsidiaries or, to the knowledge of any Transaction Party, any director, officer, agent, employee or affiliate of any Transaction Party, Prologis or any of their respective subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Transaction Parties nor Prologis will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. It is acknowledged and agreed that the agreement in this Section 1(kk) is only sought and given to the extent that to do so would be permissible pursuant to Regulation (EC) 2271/96 or any applicable implementing legislation.

(ll)              Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) none of the Transaction Parties or any of the subsidiaries of the Parent Guarantor is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Parties or the subsidiaries of the Parent Guarantor under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any of the Transaction Parties or the subsidiaries of the Parent Guarantor received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Transaction Party or any subsidiary of the Parent Guarantor is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which any Transaction Party or any subsidiary of the Parent Guarantor has received written notice, no investigation with respect to which any Transaction Party has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any Transaction Party or any subsidiary of the Parent Guarantor, now or in the past (collectively, “Environmental Claims”), pending or, to the best knowledge of any Transaction Party, threatened against any Transaction Party or any subsidiary of the Parent Guarantor or any person or entity whose liability for any Environmental Claim any Transaction Party or any subsidiary of the Parent Guarantor has retained or assumed either contractually or by operation of law; and (iii) to the best knowledge of any Transaction Party, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against any Transaction Party or any subsidiary of the Parent Guarantor or against any person or entity whose liability for any Environmental Claim any Transaction Party or any subsidiary of the Parent Guarantor has retained or assumed either contractually or by operation of law.

(mm)      ERISA Compliance. The Transaction Parties, the subsidiaries of the Parent Guarantor and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Transaction Parties, the subsidiaries of the Parent Guarantor or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to any person or any subsidiary of such person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, of which such person or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Transaction Parties, the subsidiaries of the Parent Guarantor or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Transaction Parties, the subsidiaries of the Parent Guarantor or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). No Transaction Party, subsidiary of the Parent Guarantor or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by any Transaction Party, any subsidiary of the Parent Guarantor or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

(nn)           Accounting Systems. The Transaction Parties, Prologis and their respective subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(oo)           Disclosure Controls and Procedures. The Parent Guarantor and Prologis established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent Guarantor, Prologis and the subsidiaries of the Parent Guarantor is made known to the respective chief executive officer and chief financial officer of the Parent Guarantor and Prologis by others within the Parent Guarantor and Prologis or any of the subsidiaries of the Parent Guarantor, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent Guarantor’s and Prologis’ auditors and the audit committee of the board of directors of the Parent Guarantor or Prologis have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Parent Guarantor or Prologis to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Parent Guarantor or Prologis; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp)           Cybersecurity; Data Protection. The Transaction Parties and the subsidiaries of the Parent Guarantor’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Parties and the subsidiaries of the Parent Guarantor as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Parties and the subsidiaries of the Parent Guarantor have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. The Transaction Parties and the subsidiaries of the Parent Guarantor are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq)           EXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any Transaction Party or any of the subsidiaries of the Parent Guarantor and delivered to the Lead Managers or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such party to each Underwriter as to the matters set forth therein on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

The Transaction Parties acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels for the Transaction Parties and the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Securities.

(a)               The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Parent Guarantor and the Issuer the aggregate principal amount of the Floating Rate Notes, the 2029 Notes and the 2034 Notes set forth opposite their names on Schedule A at a purchase price of 100.615% of the principal amount of the Floating Rate Notes, 98.983% of the principal amount of the 2029 Notes and 98.779% of the principal amount of the 2034 Notes, respectively, payable on the Closing Date.

(b)               The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP (or such other place as may be agreed to by the Parent Guarantor, the Issuer and the Lead Managers) at 9:00 a.m., London time, on February 8, 2022 or such other time not later than ten business days after the time and date the Lead Managers shall designate by notice to the Parent Guarantor and the Issuer (the time and date of such closing are called the “Closing Date”).

(c)               Public Offering of the Securities. The Underwriters hereby advise the Parent Guarantor and the Issuer that they intend to offer their respective portions of the Securities for sale to the public, as described in the Disclosure Package and the Prospectus as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

(d)               Payment for the Securities. Payment for the Securities as provided herein shall be made at the Closing Date, by wire transfer of immediately available funds to the order of the Issuer. It is understood that the Lead Managers have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. Either Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, ING Bank N.V. or J.P. Morgan Securities plc, individually and not as the Lead Manager of the Underwriters, may (but shall not be obligated to) make payment for the Securities, if any, to be purchased by any Underwriter whose funds shall not have been received by the Lead Managers by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)               Delivery of the Securities. The Parent Guarantor and the Issuer shall deliver, or cause to be delivered, to the Underwriters the Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be in such denominations and registered in such names and denominations as the Lead Managers shall have requested at least two full business days prior to the Closing Date, and shall be made available for inspection on the business day preceding the Closing Date, at a location in New York City or London, United Kingdom, as the Lead Managers may designate. Delivery of the Securities shall be made through a common depositary using the facilities of Euroclear and Clearstream unless the Lead Managers shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants. Each of the Transaction Parties further covenants and agrees, jointly and severally, with each Underwriter as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Transaction Parties, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B of the Securities Act Regulations, and will promptly notify the Lead Managers, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act. The Transaction Parties will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 were received for filing by the Commission and, in the event that it was not, it will promptly file such document. Each Transaction Party will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule of the Securities Act Regulations (the “Prospectus Delivery Period”), each Transaction Party will give the Lead Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act Regulations), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Lead Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Managers or counsel for the Underwriters shall reasonably object.

(c)               Delivery of Registration Statements. The Parent Guarantor and the Issuer will deliver to the Underwriters and counsel for the Underwriters, without charge, as such Underwriter or counsel for the Underwriters may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Delivery of Prospectuses. The Parent Guarantor and the Issuer will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Parent Guarantor and the Issuer hereby consents to the use of such copies for purposes of offering the Securities. The Parent Guarantor and the Issuer will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Continued Compliance with Securities Laws. The Transaction Parties will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the opinion of counsel for the Underwriters or for the Transaction Parties, it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or, if in the opinion of either such counsel, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, each Transaction Party agrees to (i) notify the Lead Managers of any such event or condition and (ii) promptly prepare (subject to Section 3(b) and Section 3(l) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers in such quantities as they may reasonably request, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(f)                Blue Sky Compliance. The Transaction Parties shall cooperate with the Lead Managers and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Lead Managers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. No Transaction Party shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Transaction Parties will advise the Lead Managers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, and in the event of the issuance of any order suspending such qualification, registration or exemption, each Transaction Party shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)               Use of Proceeds. The Transaction Parties shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h)               Depository. The Transaction Parties shall cooperate with the Lead Managers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(i)                 Periodic Reporting Obligations. During the Prospectus Delivery Period, the Transaction Parties shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under the Exchange Act and the Exchange Act Regulations.

(j)                 Agreement Not to Offer or Sell Similar Securities. During the period commencing on the date hereof and ending on the Closing Date, the Issuer will not, without the prior written consent of the Lead Managers (which consent may be withheld at the sole discretion of the Lead Managers), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer similar to the Debt Securities or securities exchangeable for or convertible into debt securities similar to the Debt Securities (other than as contemplated by this Agreement with respect to the Securities); provided, however, that any debt securities denominated in a currency other than the currency in which the Debt Securities are denominated shall not be considered “similar” for purposes of this Section 3(j).

(k)               Final Term Sheets. The Issuer will prepare final term sheets containing only a description of the Securities, and will file such term sheets pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheets, the “Final Term Sheets”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. Forms of the Final Term Sheets for the Debt Securities are attached hereto as Exhibit C-1 and Exhibit C-2.

(l)                 Permitted Free Writing Prospectuses. Each Transaction Party represents that it has not made, and agrees that, unless it obtains the prior written consent of the Lead Managers, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by any Transaction Party with the Commission or retained by any Transaction Party under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses identified in Annex I and Annex II to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Transaction Party agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Transaction Parties consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheets of the Parent Guarantor and the Issuer contemplated in Section 3(k) hereof; provided that each Underwriter severally covenants with the Transaction Parties not to take any action without the Transaction Parties’ consent that would result in a free writing prospectus being required to be filed with the Commission under Rule 433(d) under the Securities Act that otherwise would not be required to be filed by any Transaction Party thereunder, but for the action of such Underwriter.

(m)             Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time, when the Securities remain unsold by the Underwriters, any Transaction Party receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Transaction Parties will (i) promptly notify the Lead Managers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Lead Managers, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Lead Managers of such effectiveness. The Transaction Parties will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which any Transaction Party has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n)               Filing Fees. The Transaction Parties agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(o)               No Stabilization. No Transaction Party will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby, provided, that no Transaction Party makes any covenant as to any actions which may be taken by the Underwriters. No Transaction Party shall issue, without the prior consent of the Lead Managers, any press or public announcement referring specifically to the proposed issue of, or the terms of, the Securities, unless such announcement adequately discloses (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Transaction Parties, the Underwriter, or any other entity undertaking stabilization in connection with the issue of the Securities) that stabilizing action may take place in relation to the Securities. Each Transaction Party authorizes the Underwriters to make any and all appropriate disclosures in relation to stabilization.

(p)               Listing. The Transaction Parties will use their reasonable best efforts to cause the Debt Securities to be listed for trading on the NYSE as promptly as practicable after the issuance of the Debt Securities and, upon such listing, will use their best efforts to maintain such listing and satisfy the requirements for such continued listing.

(q)               Clearance and Settlement. The Transaction Parties shall cooperate with the Underwriters and use reasonable best efforts to permit the Debt Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(r)                Stabilization. In connection with the issuance of the Debt Securities, the Transaction Parties hereby authorize J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) to over-allot Securities or effect transactions with a view to supporting the market price of the Debt Securities at a level higher than that which might otherwise prevail.

In connection with the issue of the Debt Securities, the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot Securities or effect transactions with a view to supporting the market price of the Debt Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Debt Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Debt Securities and 60 days after the date of the allotment of the Debt Securities. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

The several Underwriters may, in their sole discretion, waive in writing the performance by any Transaction Party of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Transaction Parties agree, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Transaction Parties’ counsel, Prologis’ and the Parent Guarantor’s independent public or certified public accountants and other advisors to the Transaction Parties, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement and the Indenture and the listing of the Debt Securities on the NYSE, (v) all filing fees, attorneys’ fees and expenses incurred by any Transaction Party or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Lead Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee and the Paying Agent, including the reasonable fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities by the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Transaction Parties in connection with approval of the Securities by Euroclear and Clearstream for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of the obligations of the Transaction Parties hereunder for which provision is not otherwise made in this Section 4.

Except as provided in this Section 4, Section 6, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of the Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 calendar days following the Closing Date.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Transaction Parties set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date, as though then made and to the timely performance by each Transaction Party of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)               Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no Transaction Party, at the Execution Time, shall have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4), (5) or (8), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)               Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from KPMG LLP, independent public or certified public accountants for the Parent Guarantor and Prologis, a letter or letters dated the date hereof addressed to the Underwriters in form and substance satisfactory to the Lead Managers, with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c)               Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from KPMG LLP, independent public or certified public accountants for the Parent Guarantor and Prologis, a letter or letters dated such date, in form and substance satisfactory to the Lead Managers, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to Section 5(b) hereof, except that the specified date referred to therein for KPMG LLP for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d)               No Objection. If the Registration Statement and/or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(e)               No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                 in the judgment of the Lead Managers, there shall not have occurred any Material Adverse Change; and

(ii)              there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of any Transaction Party or any of the subsidiaries of the Parent Guarantor by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(f)                Opinion of Counsels for the Transaction Parties. On the Closing Date, the Underwriters shall have received the favorable opinions of Mayer Brown LLP, counsel for the Transaction Parties, dated as of such Closing Date, covering, at a minimum, the opinions the form of which are attached as Exhibit A.

(g)               Opinion of General Counsel of the Transaction Parties. On the Closing Date, the Underwriters shall have received the favorable opinion of the General Counsel or Deputy General Counsel of the Transaction Parties, dated as of such Closing Date, the form of which is attached as Exhibit B.

(h)               Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Lead Managers.

(i)                 Officers’ Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by the Chief Executive Officer or General Counsel of Prologis, and the Chief Financial Officer or Chief Accounting Officer of Prologis, dated as of the Closing Date, to the effect that:

(i)                 no Transaction Party has received a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)              no Transaction Party has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)            there has not occurred any downgrading, and no Transaction Party has received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of any Transaction Party or any subsidiary of the Parent Guarantor by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

(iv)             for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(v)               the representations, warranties and covenants set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(vi)             each Transaction Party has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j)                 CFO Certificate. On the date hereof, the Lead Managers and counsel for the Underwriters shall have received a written certificate executed by the Chief Financial Officer or Chief Accounting Officer of Prologis in form and substance reasonably satisfactory to the Lead Managers.

(k)               Additional Documents. On or before the Closing Date, the Lead Managers and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(l)                 Listing. On or before the Closing Date, an application for the listing of the Debt Securities shall have been submitted with the NYSE.

(m)             Clearance and Settlement. On or before the Closing Date, the Debt Securities will be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Managers by notice to the Parent Guarantor and the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Lead Managers pursuant to Section 5 or Section 12 hereof, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of any Transaction Party to perform any agreement herein or to comply with any provision hereof, the Transaction Parties agree, jointly and severally, to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Offering Restrictions. Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debt Securities to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(a)               a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)               a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debt Securities to any retail investor in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(a)       a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”); or

(b)       a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

Each Underwriter further severally represents and agrees that:

(a)               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Debt Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Parent Guarantor; and

(b)               it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom.

Section 8. MiFID II Product Governance; UK MiFIR Product Governance.

(a)               Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)                 each of Citigroup Global Markets Limited, Goldman Sachs & Co. LLC and ING Bank N.V. (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Debt Securities and the related information set out in the Prospectus and any announcements in connection with the Debt Securities; and

(ii)              the Underwriters (other than those subject to the Product Governance Rules) and the Transaction Parties note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Debt Securities by the Manufacturers and the related information set out in the Prospectus and any announcements in connection with the Debt Securities.

(b)               Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)                 each of Citigroup Global Markets Limited and J.P. Morgan Securities plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Debt Securities and the related information set out in the Prospectus in connection with the Debt Securities; and

(ii)              the Underwriters (other than those subject to the UK MiFIR Product Governance Rules) and the Transaction Parties note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Debt Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Debt Securities.

Section 9.  Indemnification.

(a)               Indemnification of the Underwriters. Each Transaction Party agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Parent Guarantor or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of any Transaction Party contained herein; or (iv) in whole or in part upon any failure of any Transaction Party to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such Affiliate, director, officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any Underwriter Information. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Transaction Parties may otherwise have.

(b)               Indemnification of the Transaction Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Parties, the directors of the general partner of the Parent Guarantor, each of their respective officers who signed the Registration Statement and each person, if any, who controls any Transaction Party within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Transaction Party or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to any Transaction Party by any Underwriter through the Lead Managers expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the information contained in the third paragraph, the ninth paragraph and the third and fourth sentences of the tenth paragraph under the caption “Underwriting” and the fifth paragraph under the caption “About This Prospectus Supplement”; and to reimburse the Transaction Parties, or any such director, officer or controlling person for any legal and other expense reasonably incurred by any Transaction Party, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)               Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)               Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Parties, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Transaction Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Transaction Parties, on the one hand, or any Underwriter through the Lead Managers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) hereof for purposes of indemnification.

The Transaction Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the total underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each Affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the general partner of the Parent Guarantor, each officer of any Transaction Party who signed the Registration Statement, and each person, if any, who controls any Transaction Party within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer or the Parent Guarantor, as applicable.

Section 11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities, to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of the Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Managers with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination. In any such case either the Lead Managers or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. On or after the Initial Sale Time and prior to the Closing Date, this Agreement may be terminated by the Lead Managers by notice given to the Transaction Parties if at any time (i) trading or quotation in any Transaction Party’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Lead Managers is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Lead Managers, there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Issuer to any Underwriter, except that the Transaction Parties shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 4 and Section 6 hereof, (b) any Underwriter to any Transaction Party, or (c) of any party hereto to any other party, except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Parties, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriters, any Transaction Party or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Lead Managers:

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Fax: +44 20 7986 1927

Attention: Syndicate Desk

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

ING Bank N.V.

Foppingadreef 7, 1102 BD

Amsterdam

The Netherlands

Facsimile: +31 20 565 8515

Attention: DCM Origination

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

with a copy to:

Sidley Austin LLP
787 Seventh Avenue

New York, New York 10019
Attention: Michael J. Schiavone

Facsimile: (212) 839-5599

If to the Transaction Parties:

Prologis, L.P.
1800 Wazee Street
Denver, Colorado 80202

Attention: General Counsel
Facsimile: (303) 567-5761

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606

Attention: David Malinger
Facsimile: (312) 706-8148

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the Affiliates, directors, officers, employees and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Patriot Act. Certain of the Underwriters hereby notify the Transaction Parties that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), they are required to obtain, verify and record information that identifies the Transaction Parties, including the name and address of the Transaction Parties and other information that will allow such Underwriters to identify the Transaction Parties in accordance with the USA Patriot Act.

Section 18. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 19. No Fiduciary Duty. Each Transaction Party acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Parties, on the one hand, and the several Underwriters, on the other hand, and each Transaction Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Transaction Parties or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Transaction Party with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Transaction Party on other matters) and no Underwriter has any obligation to any Transaction Party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Parties and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Transaction Parties and the several Underwriters, or any of them, with respect to the subject matter hereof. Each Transaction Party hereby waives and releases, jointly and severally, to the fullest extent permitted by law, any claims that such party may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 hereof and the contribution provisions of Section 10 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and Section 10 fairly allocate the risks in light of the ability of the parties to investigate the Transaction Parties, their affairs and their businesses in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 21. Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below: For purposes of the Agreement Among Managers, “Managers” means the Underwriters and the Underwriters shall be joint “Lead Managers”, “Settlement Lead Manager” and “Stabilising Manager” mean J.P. Morgan Securities plc, and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 11 hereof.

Section 22. Judgment Currency. Each Transaction Party agrees, jointly and severally, to indemnify the Underwriter, its directors, officers, employees, Affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Transaction Parties and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 23. Contractual Recognition of Bail-In.

(1) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability; or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this section,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means any party hereto that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Bail-in Powers in relation to any BRRD Party.

(2) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any UK Bail-in Liability of a UK Bail-in Party hereto arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of any UK Bail-in Party to it under this Agreement, that without limitation may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of a UK Bail-in Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(iii)	the cancellation of the UK Bail-in Liability; or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of any UK Bail-in Powers by the Relevant UK Resolution Authority.

For the purposes of this section,

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Party” means any party hereto that is subject to UK Bail-in Powers;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to any UK Bail-in Party.

Section 24. Recognition of the U.S. Special Resolution Regimes. (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such party and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PROLOGIS EURO FINANCE LLC, as Issuer

By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director

PROLOGIS, L.P., as Parent Guarantor
By:	Prologis, Inc., its general partner

By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
	Name:	Simi Alabi
	Title:	Delegated Signatory

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

ING BANK N.V.

By:	/s/ Douwe van Duijvendijk
	Name:	Douwe van Duijvendijk
	Title:	Managing Director DCM

By:	/s/ William De Vreede
	Name:	William De Vreede
	Title:	Head Legal Capital Markets

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
	Name:	Robert Chambers
	Title:	Executive Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Scotiabank (Ireland) Designated Activity Company

By:	/s/ Pauline Donohoe
	Name:	Pauline Donohoe
	Title:	Managing Director, Head CM, SIDAC

By:	/s/ Nicola Vavasour
	Name:	Nicola Vavasour
	Title:	CEO, SIDAC

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
	Name:	Frances Watson
	Title:	Director, Transaction Management Group

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

hsbc bANK PLC

By:	/s/ Karl Allen
	Name:	Karl Allen
	Title:	Authorized Signatory

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Mizuho International plc

By:	/s/ Sameer Patel
	Name:	Sameer Patel
	Title:	Executive Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MUFG Securities EMEA plc

By:	/s/ Corina Painter
	Name:	Corina Painter
	Title:	Authorised Signatory

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
	Name:	Valerie Shadeck
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

smbc nIKKO cAPITAL mARKETS lIMITED

By:	/s/ Steve Apted
	Name:	Steve Apted
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Damon Mahon
	Name:	Damon Mahon
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Academy Securities, Inc.

By:	/s/ Kate Brewer
	Name:	Kate Brewer
	Title:	SVP, Treasury and Compliance

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Andreas Kosse
	Name:	Andreas Kosse
	Title:	MD

By:	/s/ Steffen Thiemann
	Name:	Steffen Thiemann
	Title:	VP

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNP Paribas

By:	/s/ Hugh Pryse-Davies
	Name:	Hugh Pryse-Davies
	Title:	Authorised Signatory

By:	/s/ Benedict Foster
	Name:	Benedict Foster
	Title:	Authorised Signatory

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CRÉDIT aGRICOLE cORPORATE AND iNVESTMENT bANK

By:	/s/ Xavier Beurtheret
	Name:	Xavier Beurtheret
	Title:	Managing Director, Head of European Corporate DCM

By:	/s/ Clémence Berroëta
	Name:	Clémence Berroëta
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Merrill Lynch International

By:	/s/ Angus J Reynolds
	Name:	Angus J Reynolds
	Title:	Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Morgan Stanley & Co. International plc

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Regions Securities LLC

By:	/s/ Nicole Black
Name: Nicole Black
Title: Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Samuel A. Ramirez & Company, Inc.

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director

[Signature Page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Truist Securities, Inc.

By:	/s/ James S Morrison
Name: James S Morrison
Title: Managing Director

[Signature Page - Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2029 Notes to be Purchased	Aggregate Principal Amount of 2034 Notes to be Purchased	Aggregate Principal Amount of Floating Rate Notes to be Purchased
Citigroup Global Markets Limited	€70,000,000	€105,000,000	€42,000,000
Goldman Sachs & Co. LLC	70,000,000	105,000,000	42,000,000
ING Bank N.V.	70,000,000	105,000,000	42,000,000
J.P. Morgan Securities plc	70,000,000	105,000,000	42,000,000
Scotiabank (Ireland) Designated Activity Company	22,500,000	33,750,000	13,500,000
The Toronto-Dominion Bank	22,500,000	33,750,000	13,500,000
HSBC Bank plc	12,500,000	18,750,000	7,500,000
Mizuho International plc	12,500,000	18,750,000	7,500,000
MUFG Securities EMEA plc	12,500,000	18,750,000	7,500,000
PNC Capital Markets LLC	12,500,000	18,750,000	7,500,000
SMBC Nikko Capital Markets Limited	12,500,000	18,750,000	7,500,000
U.S. Bancorp Investments, Inc.	12,500,000	18,750,000	7,500,000
Wells Fargo Securities International Limited	12,500,000	18,750,000	7,500,000
Academy Securities, Inc.	8,750,000	13,125,000	5,250,000
Banco Bilbao Vizcaya Argentaria, S.A.	8,750,000	13,125,000	5,250,000
BNP Paribas	8,750,000	13,125,000	5,250,000
BNY Mellon Capital Markets, LLC	8,750,000	13,125,000	5,250,000
Crédit Agricole Corporate and Investment Bank	8,750,000	13,125,000	5,250,000
Merrill Lynch International	8,750,000	13,125,000	5,250,000
Morgan Stanley & Co. International plc	8,750,000	13,125,000	5,250,000
Regions Securities LLC	8,750,000	13,125,000	5,250,000
Samuel A. Ramirez & Company, Inc.	8,750,000	13,125,000	5,250,000
Truist Securities, Inc.	8,750,000	13,125,000	5,250,000
Total	€500,000,000	€750,000,000	€300,000,000

Sched. A-1

SCHEDULE B

LIST OF SIGNIFICANT SUBSIDIARIES

Prologis

AMB Asia LLC

Prologis U.S. Logistics Venture, LLC

Prologis Logistics Services Incorporated

Liberty Property Trust

Liberty Property Limited Partnership

Sched. B-1

ANNEX I

Prologis Euro Finance LLC—Issuer Free Writing Prospectuses

Forming Part of the Disclosure Package

1.	Final Term Sheets, dated January 31, 2022, for the Debt Securities.

Annex I-1

ANNEX II

Prologis Euro Finance LLC—Issuer Free Writing Prospectuses

Not Forming Part of the Disclosure Package

1.        Electronic (Netroadshow) road show of the Issuer, dated January 31, 2022.

Annex II-1

EXHIBIT A

Opinions of counsels for the Transaction Parties to be delivered pursuant to Section 5(f) of the Underwriting Agreement.

References to the Preliminary Prospectus or the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i)                 The Parent Guarantor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all partnership power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Guarantees and the Indenture. The Parent Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(ii)              This Agreement has been duly authorized, executed and delivered by each Transaction Party.

(iii)            The Paying Agency Agreement has been duly authorized, executed and delivered by the Issuer and the Parent Guarantor and constitutes a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against each of the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iv)             The Issuer is a limited liability company duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has all limited liability company power and authority to own, lease and operate its properties, to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Debt Securities. The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(v)               The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and the Parent Guarantor and constitutes a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against each of the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Exhibit A-1

(vi)             The Debt Securities have been duly authorized by the Issuer for execution, issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Issuer and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(vii)          The Guarantees have been duly authorized by the Parent Guarantor and when the Debt Securities are duly executed, issued and delivered by the Issuer against payment as provided in this Agreement and when the Guarantees are executed by the Parent Guarantor, the Guarantees will constitute valid and binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(viii)        The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Preliminary Prospectus and the Prospectus or any supplements thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(ix)          The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

(x)               The Securities, the Indenture and the Paying Agency Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(xi)             The statements (A) in the Base Prospectus under the captions “Description of Debt Securities of Prologis Euro Finance LLC,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Description of Certain Provisions of the Partnership Agreement of Prologis, L.P.,” “Description of Certain Provisions of the Partnership Agreement of Prologis 2, L.P.” and “United States Federal Income Tax Considerations,” (B) in each of the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions “Description of Notes” and “United States Federal Income Tax Considerations,” (C) incorporated by reference in the Preliminary Prospectus and the Prospectus from Item 3 of Part I of the Annual Report on Form 10-K for the year ended December 31, 2020 and from Item 1 of Part II of the Parent Guarantor’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, and (D) in the Item 15 of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

Exhibit A-2

(xii)          No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Transaction Parties’ execution, delivery and performance of this Agreement, the Parent Guarantor’s and the Issuer’s execution, delivery and performance of the Indenture and the Paying Agency Agreement, and the consummation of the transactions contemplated thereby (including the execution, issuance and delivery of the Securities) and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Parent Guarantor or the Issuer and are in full force and effect under the Securities Act, Trust Indenture Act, applicable state securities or blue sky laws and from FINRA and consents the failure of which to obtain would not have a material adverse effect on the transactions contemplated by the Agreement or the Indenture or on the validity and enforceability of the Securities and the Indenture.

(xiii)        The execution and delivery of the Agreement, the Indenture and the Paying Agency Agreement and the consummation of the transactions contemplated thereby (including the issuance and delivery of the Securities), and the performance of the Indenture by the Parent Guarantor and the Issuer, and the execution, issuance and delivery of the Guarantees by the Parent Guarantor and the Debt Securities by the Issuer and the performance by the Transaction Parties of their obligations hereunder (other than performance by the Transaction Parties of their obligations under the indemnification section of the Agreement, as to which no opinion need be rendered) and under the Indenture, the Debt Securities and the Guarantees, as applicable, (A) will not result in any violation of the provisions of the charter or by-laws or other similar constitutive documents of any Transaction Party or any Significant Subsidiary of the Parent Guarantor incorporated or organized in a jurisdiction located in the United States (each, a “U.S. Significant Subsidiary”); (B) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Transaction Party or any of the U.S. Significant Subsidiaries pursuant to (y) the Second Amended and Restated Global Senior Credit Agreement, dated as of January 16, 2019, by and among the Parent Guarantor, certain other borrowers, various lenders, Bank of America, N.A., as global administrative agent, U.S. funding agent, U.S. swing line lender and a U.S. L/C issuer, Natwest Markets plc, as Euro funding agent and Euro swing line lender and Sumitomo Mitsui Banking Corporation, as Yen funding agent and a Yen L/C issuer (other than with respect to compliance by Prologis, the Parent Guarantor, the Issuer or any other subsidiary with any financial covenants as to which no opinion need be rendered), or (z) to the best knowledge of such counsel, any other material Existing Instrument; or (C) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any Transaction Party or any U.S. Significant Subsidiary, other than in the case of clauses (B) and (C), such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Transaction Parties’ ability to consummate the transactions contemplated by the Agreement.

(xiv)         Each of the Parent Guarantor and the Issuer are not, and after receipt of payment for the Securities and the application of the proceeds as described in the Disclosure Package and the Prospectus under “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act.

(xv)           Prologis has qualified to be taxed as a real estate investment trust pursuant to the Internal Revenue Code for its taxable years ended December 31, 2021, 2020 and 2019 and Prologis’ present organization and ownership, and Prologis’ present and proposed method of operation, assets and income are such that Prologis is in a position under present law to so qualify for the fiscal year ending December 31, 2022 and in the future.

Exhibit A-3

(xvi)         The investments of Prologis described in the Disclosure Package and the Prospectus are permitted investments under the Articles of Incorporation of Prologis.

In addition, such counsel shall state that they have examined various documents and records and participated in conferences with the Lead Managers, officers and other representatives of the Transaction Parties and Prologis, representatives of the independent public or certified public accountants for the Parent Guarantor and Prologis and with representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, including the documents incorporated by reference therein (other than as specified above) or any supplement or amendment thereto, on the basis of the foregoing, no facts came to their attention that caused them to believe that (i) the Registration Statement or any amendments thereto, at the most recent deemed effective date pursuant to Rule 430B(f)(2) under the Securities Act prior to the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the Form T-1 and the financial statements, supporting schedules and other financial or statistical data included or incorporated by reference therein or derived or omitted therefrom as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws regarding real estate investment trusts of the State of Maryland or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Lead Managers, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, (B) upon the opinion of general counsel of the Transaction Parties and Prologis referred to in Section 5(g) of the Agreement, and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Transaction Parties and Prologis and public officials and on the representations of the Transaction Parties and Prologis as provided in the Agreement. In rendering the opinions contained in paragraphs (xi) and (xv), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion, (b) Maryland law existing and applicable to Prologis, (c) facts and other matters set forth in the Disclosure Package and the Prospectus, (d) the provisions of the constitutive documents of the Transaction Parties and Prologis, the agreements relating to properties owned by the Parent Guarantor and Prologis and (e) certain statements and representations as to factual matters made by the Transaction Parties to such counsel provided that such statements and representations are also set forth in a certificate to the Underwriters.

Exhibit A-4

EXHIBIT B

Opinion of the General Counsel or Deputy General Counsel of the Transaction Parties to be delivered pursuant to Section 5(g) of the Underwriting Agreement.

References to the Preliminary Prospectus or the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(i)                 Prologis, Inc., a Maryland corporation, is the sole general partner of the Parent Guarantor. Prologis, a Maryland real estate investment trust, is the sole member of the Issuer.

(ii)              The partnership units of the Parent Guarantor (the “Units”) held by Prologis have been duly authorized and validly issued. The Units owned by Prologis are owned of record directly by Prologis and, to the best of counsel’s knowledge, are free and clear of all liens and encumbrances. The membership interests of the Issuer (the “Interests”) held by Prologis, a Maryland real estate investment trust, have been duly authorized and validly issued. The Interests are owned of record indirectly by the Parent Guarantor and, to the best of counsel’s knowledge, are free and clear of all liens and encumbrances.

(iii)            Each of the Significant Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership or limited liability company to transact business and (except as to any general partnership) is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv)             All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, is fully paid and (except for general partnership interests) non-assessable; all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Parent Guarantor, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims as would not, individually or in the aggregate, result in a Material Adverse Change.

(v)               To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus, other than those disclosed therein.

Exhibit B-1

(vi)             To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement, or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

(vii)          To the best knowledge of such counsel, (A) no Transaction Party or any subsidiary of the Parent Guarantor formed in the United States is in violation of its charter or by-laws or other similar constitutive documents and (B) none of Prologis, any Transaction Party or any subsidiary of the Parent Guarantor is in violation of any applicable law, administrative regulation or administrative or court decree applicable to any Transaction Party or any Significant Subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in the case of (B) above, for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Transaction Parties and public officials.

Exhibit B-2

EXHIBIT C-1

Form of Term Sheet

€300,000,000

Floating Rate Notes due 2024

FINAL TERM SHEET

January 31, 2022

Issuer:	Prologis Euro Finance LLC
Guarantor:	Prologis, L.P.
Legal Format:	Senior Unsecured SEC Registered Notes
Security:	Floating Rate Notes due 2024 (the “Notes”)
Size:	€300,000,000
Maturity Date:	February 8, 2024
Spread:	+20 bps
Interest Rate:	Base Rate plus the Spread. The minimum Interest Rate shall not be less than zero
Base Rate:	EURIBOR
EURIBOR Reference:	Reuters Page EURIBOR01
Index Maturity:	Three months
Initial Interest Rate:	Initial Base Rate plus the Spread
Initial Base Rate:	3-month EURIBOR in effect on February 4, 2022 (the second TARGET2 Business Day immediately prior to the Settlement Date)
Price to Public:	100.715%
Underwriting Discount:	0.100%
Net Proceeds, Before Expenses, to Issuer:	€301,845,000

Exhibit C-1

Interest Payment Dates:	February 8, May 8, August 8 and November 8, commencing on May 8, 2022
Interest Reset Dates:	Quarterly on February 8, May 8, August 8 and November 8
Day Count Convention:	Actual / 360
Payment Business Day Convention:	Modified Following, Adjusted
Optional Redemption:	On or after January 8, 2024, at par
Settlement Date:	February 8, 2022 (T+6)
Trade Date:	January 31, 2022
Use of Proceeds:

The Issuer intends to use a portion of the net proceeds from the Notes to refinance its €150 million floating rate notes due February 2022 and to lend or distribute the remaining net proceeds to the Guarantor or one of its other subsidiaries. The Guarantor expects to use the remaining net proceeds for general corporate purposes, including to repay, repurchase or tender for other indebtedness.

Currency of Payment:

All payments of principal of, and premium, if any, and interest on, the Notes, including any payments made upon any redemption of the Notes, will be made in euros. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used.

Payment of Additional Amounts:

The Issuer will, subject to certain exceptions and limitations, pay additional amounts on the Notes as are necessary in order that the net payment by the Issuer or the paying agent of the principal of, and premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, duty, assessment or other governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable.

Redemption for Tax Reasons:

The Issuer may offer to redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) which would obligate the Issuer to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption.

Denominations:	€100,000 x €1,000

Exhibit C-1

ISIN / Common Code / CUSIP:	XS2439004339 / 243900433 / 74341E AL6
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange
Calculation Agent:	Elavon Financial Services DAC, UK Branch
Joint Book-Running Managers:	Citigroup Global Markets Limited Goldman Sachs & Co. LLC ING Bank N.V. J.P. Morgan Securities plc Scotiabank (Ireland) Designated Activity Company The Toronto-Dominion Bank
Senior Co-Managers:	HSBC Bank plc Mizuho International plc MUFG Securities EMEA plc PNC Capital Markets LLC SMBC Nikko Capital Markets Limited U.S. Bancorp Investments, Inc. Wells Fargo Securities International Limited
Co-Managers:

Academy Securities, Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas

BNY Mellon Capital Markets, LLC

Crédit Agricole Corporate and Investment Bank

Merrill Lynch International

Morgan Stanley & Co. International plc

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Truist Securities, Inc.

We expect to deliver the Notes against payment for the Notes on or about February 8, 2022 which is the sixth business day following the date of the pricing of the Notes. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Also under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the second business day prior to February 8, 2022 will be required to specify alternative settlement arrangements to prevent a failed settlement.

Exhibit C-1

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and supplement thereto in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Citigroup Global Markets Limited at +1-800-831-9146, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Bank N.V. at +31-20-563-8869 or J.P. Morgan Securities plc at +44-207-134-2468.

MiFID II professionals/ECPs-only/No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

UK MiFIR professionals/ECPs-only / No UK PRIIPs KID – Manufacturer target market (MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels).  No PRIIPs key information document (KID) has been prepared as not available to retail in UK.

Exhibit C-1

EXHIBIT C-2

Form of Term Sheet

€1,250,000,000

€500,000,000 1.000% Notes due 2029

€750,000,000 1.500% Notes due 2034

FINAL TERM SHEET

January 31, 2022

Issuer:	Prologis Euro Finance LLC
Guarantor:	Prologis, L.P.
Legal Format:	Senior Unsecured SEC Registered Notes
Securities:	1.000% Notes due 2029 (the “2029 Notes”) 1.500% Notes due 2034 (the “2034 Notes”)
Size:	€500,000,000 (2029 Notes) €750,000,000 (2034 Notes)
Maturity Date:	February 8, 2029 (2029 Notes) February 8, 2034 (2034 Notes)
Coupon:	1.000% per annum, payable annually (2029 Notes) 1.500% per annum, payable annually (2034 Notes)
Price to Public:	99.383% (2029 Notes) 99.229% (2034 Notes)
Underwriting Discount:	0.400% (2029 Notes) 0.450% (2034 Notes)
Net Proceeds, Before Expenses, to Issuer:	€494,915,000 (2029 Notes) €740,842,500 (2034 Notes)
Mid-Swaps Yield:	0.312% (2029 Notes) 0.521% (2034 Notes)
Spread to Mid-Swap:	+78 basis points (2029 Notes) +105 basis points (2034 Notes)

Exhibit C-2

Benchmark Bund:	0.000% DBR due November 15, 2028 (2029 Notes) 0.000% DBR due August 15, 2031 (2034 Notes)
Benchmark Bund Yield/Price:	-0.189% / 101.290% (2029 Notes) -0.038% / 100.365% (2034 Notes)
Spread to Benchmark Bund:	+128.1 basis points (2029 Notes) +160.9 basis points (2034 Notes)
Yield to Maturity:	1.092% (2029 Notes) 1.571% (2034 Notes)
Interest Payment Dates:	February 8 of each year, commencing February 8, 2023
Day Count Convention:	Actual/Actual (ICMA)
Optional Redemption

Prior to November 8, 2028 based on the Comparable Government Bond Rate + 20 basis points, or on or after November 8, 2028, at par (2029 Notes)

Prior to November 8, 2033 based on the Comparable Government Bond Rate + 25 basis points, or on or after November 8, 2033, at par (2034 Notes)

Settlement Date:	February 8, 2022 (T+6)
Trade Date:	January 31, 2022
Use of Proceeds:

The Issuer intends to lend or distribute the net proceeds from the 2034 Notes to the Guarantor who will apply the amounts received to finance or refinance, in whole or in part, the Eligible Green Project Portfolio (as defined in “Description of Notes” in the preliminary prospectus supplement relating to the Notes). Pending such allocation of the net proceeds to the Eligible Green Project Portfolio, the Guarantor or one of its subsidiaries may use the amounts received from the 2034 Notes to repay indebtedness or for other cash management activities. The Issuer intends to use a portion of the net proceeds from the 2029 Notes to refinance its €150 million floating rate notes due February 2022 and to lend or distribute the remaining net proceeds to the Guarantor or one of its other subsidiaries. The Guarantor expects to use the remaining net proceeds for general corporate purposes, including to repay, repurchase or tender for other indebtedness.

Exhibit C-2

Currency of Payment:

All payments of principal of, and premium, if any, and interest on, the Notes, including any payments made upon any redemption of the Notes, will be made in euros. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used.

Payment of Additional Amounts:

The Issuer will, subject to certain exceptions and limitations, pay additional amounts on the Notes as are necessary in order that the net payment by the Issuer or the paying agent of the principal of, and premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, duty, assessment or other governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable.

Redemption for Tax Reasons:

The Issuer may offer to redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) which would obligate the Issuer to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption.

Denominations:	€100,000 x €1,000
ISIN / Common Code / CUSIP:	XS2439004412 / 243900441 / 74341E AM4 (2029 Notes) XS2439004685 / 243900468 / 74341E AN2 (2034 Notes)
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange
Joint Book-Running Managers:	Citigroup Global Markets Limited Goldman Sachs & Co. LLC ING Bank N.V. J.P. Morgan Securities plc Scotiabank (Ireland) Designated Activity Company The Toronto-Dominion Bank
Senior Co-Managers:	HSBC Bank plc Mizuho International plc MUFG Securities EMEA plc PNC Capital Markets LLC SMBC Nikko Capital Markets Limited U.S. Bancorp Investments, Inc. Wells Fargo Securities International Limited

Co-Managers:

Academy Securities, Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas

BNY Mellon Capital Markets, LLC

Crédit Agricole Corporate and Investment Bank

Merrill Lynch International

Morgan Stanley & Co. International plc

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Truist Securities, Inc.

Exhibit C-2

We expect to deliver the Notes against payment for the Notes on or about February 8, 2022, which is the sixth business day following the date of the pricing of the Notes. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Also under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the second business day prior to February 8, 2022 will be required to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and supplement thereto in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Citigroup Global Markets Limited at +1-800-831-9146, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Bank N.V. at +31-20-563-8869 or J.P. Morgan Securities plc at +44-207-134-2468.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels).  No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

UK MiFIR professionals/ECPs-only / No UK PRIIPs KID – Manufacturer target market (MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels).  No PRIIPs key information document (KID) has been prepared as not available to retail in UK.

Exhibit C-2